Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Acer Therapeutics, Inc.

Newton, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-228319), S-1 (No. 333-238192) and Form S-8 (Nos. 333-237265, 333-230133, 333-224942, 333-221566) of Acer Therapeutics, Inc. of our report dated March 1, 2021, relating to the financial statements which appear in this Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Boston, Massachusetts

March 1, 2021